FORM OF
                           SUB-ADMINISTRATOR AGREEMENT

                  This Sub-Administrator Agreement is made as of this 1st day of January, 1997 between Keystone Investment Management Company, a Delaware corporation (herein called "KIMCO"), and Furman Selz LLC, a Delaware limited liability corporation (herein called "Furman Selz").

                  WHEREAS, KIMCO has been appointed as investment adviser to certain open-end management investment companies, or to one or more separate investment series thereof, listed on Schedule A, as the same may be amended from time to time to reflect additions or deletions of such companies or series, which are registered under the Investment Company Act of 1940 (the "Funds");

                  WHEREAS, in its capacity as investment adviser to the Funds, KIMCO has the obligation to provide, or engage others to provide, certain administrative services to the Funds; and

                  WHEREAS, KIMCO desires to retain Furman Selz as Sub-Administrator to the Funds for the purpose of providing the Funds with personnel to act as officers of the Funds and to provide certain administrative services in addition to those provided by KIMCO ("Sub-Administrative Services"), and Furman Selz is willing to render such services;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto agree as follows:

1. Appointment of Sub-Administrator. KIMCO hereby appoints Furman Selz as Sub-Administrator for the Funds on the terms and conditions set forth in this Agreement and Furman Selz hereby accepts such appointment and agrees to perform the services and duties set forth in Section 2 of this Agreement in consideration of the compensation provided for in Section 4 hereof.

2. Services and Duties. As Sub-Administrator, and subject to the supervision and control of KIMCO and the Trustees or Directors of the Funds, Furman Selz will hereafter provide facilities, equipment and personnel to carry out the following Sub-Administrative services to assist in the operation of the business and affairs of the Funds:

         (a) provide individuals reasonably acceptable to the Funds for nomination, appointment or election as officers of the Funds and who will be responsible for the management of certain of each Fund's affairs as determined from time to time by the Trustees or Directors of the Funds;

         (b) review filings with the Securities and Exchange Commission and state securities authorities that have been prepared on behalf of the Funds by the administrator and take such actions as may be reasonably requested by the administrator to effect such filings;

         (c) verify, authorize and transmit to the custodian, transfer agent and dividend disbursing agent of each Fund all necessary instructions for the disbursement of cash, issuance of

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         shares, tender and receipt of portfolio securities, payment of expenses and payment of dividends; and

         (d) advise the Trustees or Directors of the Funds on matters concerning the Funds and their affairs.

         Furman Selz may, in addition, agree in writing to perform additional Sub-Administrative Services for the Funds. Sub-Administrative Services shall not include investment advisory services or any duties, functions, or services to be performed for the Funds by their distributor, custodian or transfer agent pursuant to their agreements with the Funds.

3. Expenses. Furman Selz shall be responsible for expenses incurred in providing office space, equipment and personnel as may be necessary or convenient to provide the Sub-Administrative Services to the Funds. KIMCO and/or the Funds shall be responsible for all other expenses incurred by Furman Selz on behalf of the Funds pursuant to this Agreement at the direction of KIMCO, including without limitation postage and courier expenses, printing expenses, registration fees, filing fees, fees of outside counsel and independent auditors, insurance premiums, fees payable to Trustees or Directors who are not Furman Selz employees, and trade association dues.

4. Compensation. For the Sub-Administrative Services provided, KIMCO hereby agrees to pay and Furman Selz hereby agrees to accept as full compensation for its services rendered hereunder a sub-administrative fee,calculated daily and payable monthly at an annual rate based on the aggregate average daily net assets of the Funds, or separate series thereof, set forth on Schedule A and determined in accordance with the table below.

                                   Aggregate Daily Net Assets of Funds For
                                   Which KIMCO, Evergreen Asset Management
         Sub-Administrative        Corp., First Union National Bank of North
         Fee as a % of             Carolina or any Affiliates Thereof Serve as
         Average Annual            Investment Adviser or Administrator And For
         Daily Net Assets          Which Furman Selz Serves as Sub-Administrator

            .0100%                  on the first $7 billion
            .0075%                  on the next $3 billion
            .0050%                  on the next $15 billion
            .0040%                  on assets in excess of $25 billion

5. Indemnification and Limitation of Liability of Furman Selz. The duties of Furman Selz shall be limited to those expressly set forth herein or later agreed to in writing by Furman Selz, and no implied duties are assumed by or may be asserted against Furman Selz hereunder. Furman Selz shall not be liable for any error of judgment or mistake of law or for any loss arising out of any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable law which cannot be waived or

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modified hereby. (As used in this Section, the term "Furman Selz" shall include partners, officers, employees and other agents of Furman Selz as well as Furman Selz itself)

         So long as Furman Selz acts in good faith and with due diligence and without negligence, KIMCO shall indemnify Furman Selz and hold it harmless from any and all actions, suits and claims, and from any and all losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) arising directly or indirectly out of Furman Selz' actions taken or nonactions with respect to the performance of services hereunder. The indemnity and defense provisions set forth herein shall survive the termination of this Agreement for a period of three years.

         The rights hereunder shall include the right to reasonable advances of defense expenses in the event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be merited. In order that the indemnification provision contained herein shall apply, however, it is understood that if in any case KIMCO may be asked to indemnify or hold Furman Selz harmless, KIMCO shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that Furman Selz will use all reasonable care to identify and notify KIMCO promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against KIMCO.

         KIMCO shall be entitled to participate at its own expense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If KIMCO elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by KIMCO and satisfactory to Furman Selz, whose approval shall not be unreasonably withheld. In the event that KIMCO elects to assume the defense of any suit and retain counsel, Furman Selz shall bear the fees and expenses of any additional counsel retained by it. If KIMCO does not elect to assume the defense of a suit, it will reimburse Furman Selz for the reasonable fees and expenses of any counsel retained by Furman Selz.

         Furman Selz may apply to KIMCO at any time for instructions and may consult counsel for KIMCO or its own counsel and with accountants and other experts with respect to any matter arising in connection with Furman Selz' duties, and Furman Selz shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction or with the opinion of such counsel, accountants or other experts.

         Any person, even though also an officer, director, partner, employee or agent of Furman Selz, who may be or become an officer, trustee, employee or agent of the Funds, shall be deemed, when rendering services to a Fund or acting on any business of a Fund (other than services or business in connection with the duties of Furman Selz hereunder) to be rendering such services to or acting solely for the Fund and not as an officer, director, partner, employee or agent or one under the control or direction of Furman Selz even though paid by Furman Selz.





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6.       Duration and Termination.

         (a) The initial term of this Agreement (the "Initial Term") shall commence on the date this Agreement is executed by both parties, shall continue until April 30, 1998, and shall continue in effect for a Fund from year to year thereafter, provided it is approved, at least annually, by a vote of a majority of Directors/Trustees of the Funds, including a majority of the disinterested Directors/Trustees. Notwithstanding the foregoing, this Agreement shall only become effective if (i) Keystone Investments, the parent of KIMCO, has previously been acquired by First Union National Bank of North Carolina, and
(ii) the Funds have appointed Evergreen Funds Distributor, Inc. as their Principal Underwriter. In the event of any breach of this Agreement by either party, the non-breaching party shall notify the breaching party in writing of such breach and upon receipt of such notice, the breaching party shall have 45 days to remedy the breach except in the case of a breach resulting from fraud or other acts which materially and adversely affects the operations or financial position of the Funds. In the event any material breach is not remedied within such time period, the nonbreaching party may immediately terminate this Agreement.

         Notwithstanding the foregoing, after such termination for so long as Furman Selz, with the written consent of KIMCO, in fact continues to perform any one or more of the services contemplated by this Agreement or any schedule or exhibit hereto, the provisions of this Agreement, including without limitation the provisions dealing with indemnification, shall continue in full force and effect. Compensation due Furman Selz and unpaid by KIMCO upon such termination shall be immediately due and payable upon and notwithstanding such termination. Furman Selz shall be entitled to collect from KIMCO, in addition to the compensation described herein, all costs reasonably incurred in connection with Furman Selz's activities in effecting such termination, including without limitation, the delivery to the Funds and/or their designees of each Fund's property, records, instruments and documents, or any copies thereof. To the extent that Furman Selz may retain in its possession copies of any Fund documents or records subsequent to such termination which copies had not been requested by or on behalf of a Fund in connection with the termination process described above, Furman Selz will provide such Fund with reasonable access to such copies; provided, however, that, in exchange therefor, KIMCO shall reimburse Furman Selz for all costs reasonably incurred in connection therewith.

         (b) Subject to (c) below, this Agreement may be terminated at any time, without payment of any penalty, on sixty (60) day's prior written notice by KIMCO, or by Furman Selz and, with respect to one or more of the Funds a vote of a majority of such Fund's or Funds' Directors/Trustees.

         (c) If, during the first six months this Agreement is in effect it is terminated for a Fund or Funds in accordance with (b) above, for any reason other than a material breach of this Agreement, the merger of a Fund or Funds for which KIMCO, Evergreen Asset Management Corp., First Union National Bank of North Carolina or any affiliates thereof act as investment adviser, or any other event that leads to the termination of the existence of a Fund or Funds, and Furman Selz is replaced as sub-administrator, then KIMCO shall make a one-time cash payment to Furman Selz equal to the unpaid balance due Furman Selz for the first six-months this Agreement in effect, assuming for

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purposes of calculation of the payment that the asset level of each Fund on the date Furman Selz is replaced will remain constant for the balance of such term. Once this Agreement has been in effect for more than six months from the commencement date, this paragraph (c) shall be null, void and of no further effect.

7. Amendment. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

8. Notices. Notices of any kind to be given to KIMCO hereunder by Furman Selz shall be in writing and shall be duly given if delivered to KIMCO at the following address: Keystone Investment Management Company, 200 Berkeley Street, Boston, Massachusetts 02116 ATT: General Counsel. Notices of any kind to be given to Furman Selz hereunder by EAMC or the Funds shall be in writing and shall be duly given if delivered to Furman Selz at 3435 Stelzer Road, Columbus, Ohio 43219 Attention: George O. Martinez, Senior Vice President.

9. Limitation of Liability. Furman Selz is hereby expressly put on notice of the limitations of liability as set forth in the Declarations of Trust of the Funds that are Massachusetts business trusts or series thereof and agrees that the obligations pursuant to this Agreement of a particular Fund be limited solely to the assets of that particular Fund, and Furman Selz shall not seek satisfaction of any such obligation from the assets of any other Fund, the shareholders of any Fund, the Trustees, officers, employees or agents of any Fund, or any of them.

10. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court or regulatory agency decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Subject to the provisions of Section 5 hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by New York law; provided, however, that nothing herein shall be construed in a manner inconsistent with the Investment Company Act of 1940 or any rule or regulation promulgated by the Securities and Exchange Commission thereunder.





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         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                        KEYSTONE INVESTMENT MANAGEMENT COMPANY

                                        By______________________________________

                                        Its:____________________________________

Attest:________________________

                                        FURMAN SELZ LLC

                                        By______________________________________

                                        its_____________________________________

Attest:________________________

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                                                SCHEDULE A
                                        SUB-ADMINISTRATOR AGREEMENT

Keystone America Hartwell Emerging Growth Fund ("Emerging Growth") Keystone Balanced Fund II ("Balanced Fund")
Keystone Capital Preservation and
     Income Fund ("Capital  Preservation and Income")
Keystone Emerging Markets Fund ("Emerging Markets")
Keystone Fund For Total Return ("Total Return")
Keystone Fund of the Americas ("Fund of the Americas")
Keystone Global  Opportunities  Fund ("GlobalOpportunities")
Keystone Global   Resources  and  Development  Fund  ("GlobalResources")
Keystone Government  Securities  Fund  ("Government   Securities")
Keystone Intermediate Term Bond Fund ("Intermediate Term")
Keystone Liquid Trust("Liquid  Trust")
Keystone Omega Fund  ("Omega")
Keystone Small Company Growth Fund II ("Small Company Growth")
Keystone State Tax Free Fund ("State Tax Free")
     - Florida Tax Free Fund ("Florida Tax Free")
     -  Massachusetts  Tax Free  Fund  ("Massachusetts   Tax  Free")
     -  Pennsylvania   Tax  Free  Fund ("Pennsylvania  Tax Free")
     - New York  Insured Tax Free Fund ("New York Insured")
Keystone State  Tax Free  Fund-Series  II  ("State  Tax Free  II")
     - California Insured Tax Free Fund  ("California  Insured")
     - Missouri Tax Free Fund ("Missouri Tax Free")
Keystone Strategic  Income Fund ("Strategic  Income")
Keystone Tax Free Income Fund ("Tax Free  Income")
Keystone Quality  Bond Fund (B-1)  ("B-1")  Keystone
Diversified Bond Fund (B-2) ("B-2")
Keystone High Income Bond Fund (B-4) ("B-4")
Keystone Balanced  Fund (K-1)  ("K-1")
Keystone Strategic  Growth  Fund (K-2)("K-2")
Keystone Growth and Income Fund (S-1) ("S-1")
Keystone Mid-Cap Growth Fund (S-3) ("S-3")
Keystone Small Company  Growth Fund (S-4) ("S-4")
Keystone Institutional Adjustable Rate Fund ("Adjustable Rate") Keystone Institutional Trust ("Institutional")
Keystone International  Fund  Inc.  ("International")
Keystone Precious Metals Holdings,  Inc.  ("Precious  Metals")
Keystone Tax Free Fund ("Tax Free")

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